DILL DILL CARR STONBRAKER & HUTCHINGS
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW

Daniel W. Carr                                               Fay M. Matsukage**
Kevin M. Coates                                              Felicity Rossi
John J. Coates                                               Adam P. Stapen
H. Alan Dill                                                 Jon Stonbraker
Robert A. Dill                                               Craig A. Stoner
Thomas M. Dunn                                               Patrick D. Tooley
John A. Hutchings
Stephen M. Lee                                               Leslie Block Kaye*
                                                              of Counsel
                                          *Also licensed in Arizona and New York
                                         **Also licensed in Nevada

August 27, 2002


Gasco Energy, Inc.
14 Inverness Drive East
Building H, Suite 236
Englewood, CO 80112

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-1 to be filed by you with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 16,000,000 shares of common stock, par value $0.0001 per share (the "Shares") of Gasco Energy, Inc. All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling stockholders named in the Registration Statement. We understand that the Shares are to be sold from time to time at prevailing prices or as otherwise described in the Registration Statement.

We have also examined the proceedings taken by you in connection with the issuance of the Shares.

On the basis of such examination, we are of the opinion that the Shares have been validly authorized and issued as fully paid and nonassessable shares of common stock of Gasco Energy, Inc.

We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, in the section captioned "Legal Matters."

Sincerely,

/s/ Dill Dill Carr Stonbraker & Hutchings, P.C.
Dill Dill Carr Stonbraker & Hutchings, P.C.